PSYCHIATRIC SOLUTIONS, INC.
(PSI LOGO)

CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


                   PSYCHIATRIC SOLUTIONS REPORTS RECORD GROWTH
         FOR THE FIRST QUARTER OF 2004 AND RAISES 2004 EARNINGS GUIDANCE

                              ---------------

             REVENUE NEARLY TRIPLES ON GROWTH IN INPATIENT BEDS AND
                     7.3% INCREASE IN SAME-FACILITY REVENUES

                              ---------------

             ALSO ANNOUNCES ACQUISITION OF TWO INPATIENT PSYCHIATRIC
                            FACILITIES WITH 159 BEDS


Franklin, Tenn. (May 3, 2004) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced financial results for the first quarter ended March 31, 2004. Revenue increased 190% for the first quarter to $107,584,000 from $37,104,000 for the first quarter of 2003. Including a loss of $6,407,000 on a previously disclosed refinancing of long-term debt, there was a net loss available to common stockholders of $360,000 for the first quarter of 2004, compared with net income available to common stockholders of $789,000 for the first quarter of 2003, and a loss of $0.03 per diluted share, compared with earnings of $0.10 per diluted share.

         PSI's adjusted earnings per diluted share increased 44% to $0.23 for the first quarter of 2004 from $0.16 for the first quarter of 2003, on a 110% increase in shares used in computing adjusted diluted per share amounts. Adjusted EBITDA for the quarter was $12,920,000, up 190% from $4,453,000 for the first quarter of 2003. The adjusted results for 2004 exclude the loss on refinancing long-term debt discussed above, and adjusted results for 2003 exclude a net loss on a change in valuation of put warrants and in reserve on stockholder notes. Please see pages 7 and 8 for a reconciliation of 1) adjusted earnings per diluted share with earnings per diluted share and 2) adjusted EBITDA with net income, for the first quarter of 2004 and 2003.

         "PSI's first quarter financial results represent an outstanding start to 2004," said Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. "We are pleased with our significant growth in same-facility revenues of 7.3% for the quarter, especially against solid same-facility revenue performance for the first quarter last year. Consistent with our strategies to produce organic revenue growth through a combination of increased admissions and improved pricing, our first quarter same-facility revenue growth reflected a 6.3% increase in admissions and 2.6% growth in revenue per patient day. Through six consecutive quarters of growth in same-facility revenues, we have continued to refine our revenue-generating initiatives, supporting our expectations that organic revenue growth and improved operating efficiencies in our same-facility base will contribute significantly to our long-term earnings growth.



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

PSYS Reports First Quarter Results
Page 2
May 3, 2004


         "For the first quarter, our revenue growth primarily resulted from the more than 350% increase in our inpatient beds, to over 3,200 at the end of the first quarter of 2004 from approximately 700 at the same time in 2003. We announced the purchase of three inpatient facilities in two transactions in the first quarter accounting for more than 350 of these beds. Since the end of the first quarter we have also announced a definitive agreement to purchase four additional facilities with a total of 360 beds, which is expected to be completed during the current quarter, and our facility in Meridian, MS, which we purchased in November 2003, has opened a new 60-bed residential treatment center originally scheduled to open in the third quarter of 2004.

         "In addition, today we announce the completion of the purchase of two inpatient psychiatric facilities with 159 beds from Palmetto Behavioral Health, headquartered in Charleston, SC. The facilities are located in Charleston and Florence, SC, and produced revenues for 2003 of $12.8 million. We expect the acquisition will be accretive to our financial results. With these two new facilities and upon the anticipated June closing of the purchase of the four facilities announced last week, we will have acquired ten inpatient psychiatric facilities since the beginning of November 2003."

         Based on the Company's first quarter financial results and the acquisitions completed thus far in 2004, PSI is raising its guidance for adjusted earnings per diluted share for 2004 to a range of $1.00 to $1.04 from its previous range of $0.86 to $0.90, which excludes the first quarter loss on refinancing of debt discussed above. In addition, PSI anticipates that the consummation of the acquisition of the four facilities announced last week would have an accretive impact on the Company's new earnings guidance for 2004.

         Mr. Jacobs added, "As our first quarter results and our 2004 acquisition activity to date demonstrate, we are successfully executing our strategies to expand our share of the inpatient behavioral healthcare market. We are proud to note that a critical aspect of this success is our company-wide commitment to providing the highest quality of care to the thousands of patients we serve every day. There remains a tremendous need for the services we provide and, therefore, a substantial ongoing growth opportunity for PSI. We are confident that by continuing to fulfill this commitment to quality of care, we will continue to create additional shareholder value."

         PSI will hold a conference call to discuss this release tomorrow, at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.streetevents.com or www.fulldisclosure.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on June 3, 2004.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and


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
PSYS Reports First Quarter Results
Page 3
May 3, 2004


operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (5) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(6) potential difficulties in integrating the operations of PSI with recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in the Annual Report on Form 10-K for fiscal year 2003 filed on March 25, 2004, under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 28 owned or leased freestanding psychiatric inpatient facilities with more than 3,400 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within general acute care hospitals owned by others.


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
PSYS Reports First Quarter Results
Page 4
May 3, 2004


                          PSYCHIATRIC SOLUTIONS, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)



                                                             THREE MONTHS ENDED MARCH 31,
                                                            -----------------------------
                                                              2004                2003
                                                            ---------           ---------
Revenue                                                     $ 107,584           $  37,104

Salaries, wages and employee benefits                          58,995              17,785
Professional fees                                              12,056               4,451
Supplies                                                        6,941               1,691
Rentals and leases                                              1,783                 248
Other operating expenses                                       12,862               7,159
Provision for doubtful accounts                                 2,027               1,322
Depreciation and amortization                                   2,117                 667
Interest expense                                                4,456               1,420
Loss on refinancing long-term debt                              6,407                  --
Change in valuation of put warrants                                --                 960
Change in reserve on stockholder notes                             --                (461)
                                                            ---------           ---------
                                                              107,644              35,242

(Loss) income before income taxes                                 (60)              1,862
     (Benefit from) provision for income taxes                    (23)              1,073
                                                            ---------           ---------
Net (loss) income                                                 (37)                789
Accrued preferred stock dividends                                 323                  --
                                                            ---------           ---------
Net (loss) income available to common stockholders          $    (360)          $     789
                                                            =========           =========

Earnings per common share:
     Basic                                                  $   (0.03)          $    0.10
                                                            =========           =========
     Diluted                                                $   (0.03)          $    0.10
                                                            =========           =========


Shares used in computing per share amounts:
     Basic                                                     11,958               7,739
     Diluted                                                   11,958               8,209





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

PSYS Reports First Quarter Results
Page 5
May 3, 2004


                      PSYCHIATRIC SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           MARCH 31,       DECEMBER 31,
                                                                             2004              2003
                                                                           ---------       ------------
                                                                          (UNAUDITED)
                                               ASSETS
Current assets:
     Cash and cash equivalents                                             $  34,176         $  44,832
     Accounts receivable, less allowance for doubtful accounts of
         $8,707 (unaudited) and $7,491, respectively                          65,278            60,055
     Prepaids and other                                                        6,762             8,529
                                                                           ---------         ---------
Total current assets                                                         106,216           113,416
Property and equipment, net of accumulated depreciation                      175,851           149,757
Cost in excess of net assets acquired                                         70,501            68,970
Contracts, net                                                                 2,614             2,850
Other assets                                                                  16,685            13,642
                                                                           ---------         ---------
Total assets                                                               $ 371,867         $ 348,635
                                                                           =========         =========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                      $  12,190         $  11,637
     Salaries and benefits payable                                            16,634            13,642
     Other accrued liabilities                                                23,743            20,168
     Current portion of long-term debt                                         1,100             1,023
                                                                           ---------         ---------
Total current liabilities                                                     53,667            46,470
Long-term debt, less current portion                                         190,816           173,980
Deferred tax liability                                                         6,681             6,762
Other liabilities                                                              4,120             4,779
                                                                           ---------         ---------
Total liabilities                                                            255,284           231,991
Series A convertible preferred stock, $0.01 par value, 6,000 shares
     authorized; 4,545 shares issued and outstanding                          25,617            25,316
Stockholders' equity:
     Common stock, $0.01 par value, 48,000 shares authorized;
         11,995 and 11,937 issued and outstanding, respectively                  120               119
     Additional paid-in capital                                               91,412            91,423
     Notes receivable from stockholders                                         (338)             (338)
     Accumulated unrealized gains (losses)                                         4                (4)
     Accumulated (deficit) earnings                                             (232)              128
                                                                           ---------         ---------
Total stockholders' equity                                                    90,966            91,328
                                                                           ---------         ---------
Total liabilities and stockholders' equity                                 $ 371,867         $ 348,635
                                                                           =========         =========


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
PSYS Reports First Quarter Results
Page 6
May 3, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                            THREE MONTHS ENDED MARCH 31,
                                                               2004             2003
                                                             --------         --------
OPERATING ACTIVITIES
Net income                                                   $    (37)        $    789
Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                              2,117              667
     Provision for doubtful accounts                            2,027            1,322
     Accretion of detachable warrants                              --               77
     Non-cash stock compensation expense                           --                5
     Amortization of loan costs                                   199              160
     Loss on refinancing long-term debt                         6,407               --
     Change in valuation of put warrants                           --              960
     Change in reserve on stockholder notes                        --             (461)
     Long-term interest accrued                                    --               81
     Changes in operating assets and liabilities:
        Accounts receivable                                    (3,195)          (3,986)
        Prepaids and other assets                               1,981             (973)
        Accounts payable                                       (2,320)             148
        Salaries and benefits payable                           2,065           (1,178)
        Accrued liabilities and other liabilities               5,745            3,514
                                                             --------         --------
Net cash provided by operating activities                      14,989            1,125

INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash acquired              (33,211)              --
Capital purchases of property and equipment                    (3,058)            (628)
Other assets                                                   (1,505)            (180)
                                                             --------         --------
Net cash used in investing activities                         (37,774)            (808)

FINANCING ACTIVITIES:
Net principal borrowings on long-term debt                     16,856            1,336
Refinancing of long-term debt                                  (3,844)              --
Payment of loan and issuance costs                               (987)              --
Proceeds from issuance of common stock                            104               --
                                                             --------         --------
Net cash provided by financing activities                      12,129            1,336
Net increase (decrease) in cash                               (10,656)           1,653
Cash at beginning of the period                                44,832            2,392
                                                             --------         --------
Cash at end of the period                                    $ 34,176         $  4,045
                                                             ========         ========

SIGNIFICANT NON-CASH TRANSACTIONS:
Loss on refinancing long-term debt                           $ (2,563)        $     --
                                                             ========         ========

EFFECT OF ACQUISITIONS:
     Assets acquired, net of cash acquired                   $ 31,682         $     --
     Cash payment for prior-year acquisition                    3,350               --
     Liabilities assumed                                       (1,821)              --
                                                             --------         --------
     Cash paid for acquisitions, net of cash acquired        $ 33,211         $     --
                                                             ========         ========


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

PSYS Reports First Quarter Results
Page 7
May 3, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
           RECONCILIATION OF FULLY TAXED ADJUSTED EARNINGS PER DILUTED
                      SHARE TO EARNINGS PER DILUTED SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                   --------------------------
                                                                      2004            2003
                                                                   -----------    -----------
Net (loss) income                                                  $       (37)   $       789
Plus reconciling items:
   (Benefit from) provision for income taxes                               (23)         1,073
                                                                   -----------    -----------
   (Loss) income before income taxes                                       (60)         1,862
   Loss on refinancing long-term debt                                    6,407             --
   Change in valuation of put warrants                                      --            960
   Change in reserve on stockholder notes                                   --           (461)
                                                                   -----------    ------------
       Adjusted income before income taxes                               6,347          2,361
   Provision for income taxes                                            2,412          1,073
                                                                   -----------    -----------
       Adjusted net income(a)                                      $     3,935    $     1,288
                                                                   ===========    ===========
Earnings per diluted share                                         $     (0.03)   $      0.10
                                                                   ===========    ===========
Fully taxed adjusted earnings per diluted share(a)(b)              $      0.23    $      0.16
                                                                   ===========    ===========
Diluted shares used in computing per share amounts:
   Earnings per share                                                   11,958          8,209
   Fully taxed adjusted earnings per share(b)                           17,231          8,209

(a) PSI believes its calculation of fully taxed adjusted earnings per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods, because it excludes items not related to the Company's core business operations and it is not influenced by fluctuations in the Company's stock price. Fully taxed adjusted earnings per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because fully taxed adjusted earnings per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

(b) For purposes of calculating fully taxed adjusted earnings per diluted share, includes 5,273 diluted shares for the first quarter of 2004 representing series A convertible preferred stock, stock options and warrants that are anti-dilutive for purposes of calculating earnings per diluted share.



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


PSYS Reports First Quarter Results
Page 8
May 3, 2004


                           PSYCHIATRIC SOLUTIONS, INC.
                 RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                            --------------------------
                                                               2004            2003
                                                            -----------    -----------
Net (loss) income                                           $       (37)   $       789
(Benefit from) provision for income taxes                           (23)         1,073
Interest expense                                                  4,456          1,420
Depreciation and amortization                                     2,117            667
Other expenses:
   Loss on refinancing long-term debt                             6,407             --
   Change in valuation of put warrants                               --            960
   Change in reserve on stockholder notes                            --           (461)
   Non-cash stock compensation expense                                               5
                                                            -----------    -----------
       Total other expenses                                       6,407            504
                                                            -----------    -----------
Adjusted EBITDA(a)                                          $    12,920    $     4,453
                                                            ===========    ===========

(a)  Adjusted EBITDA is a non-GAAP financial measure and is defined as net
     (loss) income before discontinued operations, interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on adjusted EBITDA as the primary measure to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.



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


PSYS Reports First Quarter Results
Page 9
May 3, 2004



                           PSYCHIATRIC SOLUTIONS, INC.
                     OPERATING STATISTICS - OWNED FACILITIES
                                   (UNAUDITED)
                             (REVENUES IN THOUSANDS)


                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                   --------------------------       %
                                                       2004           2003         CHG.
                                                   -----------    -----------     ------
SAME-FACILITY RESULTS:
   Revenues                                        $    27,970    $    26,078       7.3%
   Admissions                                            4,619          4,344       6.3%
   Patient days                                         47,862         45,785       4.5%
   Average length of stay(a)                              10.4           10.5      (1.7)%
   Revenue per patient day(b)                      $       584    $       570       2.6%
TOTAL FACILITY RESULTS:
   Revenues                                        $    86,443    $    26,078     231.5%
   Admissions                                           10,231          4,344     135.5%
   Patient days                                        211,563         45,785     362.1%
   Average length of stay(a)                              20.7           10.5      97.1%
   Revenue per patient day(b)                      $       409    $       570     (28.2)%

(a) Average length of stay is defined as patient days divided by admissions.

(b) Revenue per patient day is defined as owned facility revenues divided by patient days.


                                      -END-